EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Time Warner Inc. ("Time Warner") on Form S-8 pertaining to the Time Warner Savings Plan (the "Plan") of our report dated June 20, 2008 with respect to the financial statements and supplemental schedules of the Plan included in the Plan's Annual Report on Form 11-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

                                                              Ernst & Young LLP
New York, New York
February 19, 2009